Exhibit 99.1

Second Quarter News Release and Statistical Supplement (Unaudited)

August 2, 2006

INVESTOR RELATIONS CONTACT:	Neal Fuller, 206-545-5537
MEDIA RELATIONS CONTACT:	Paul Hollie, 206-545-3048

SAFECO’S SECOND-QUARTER RESULTS REFLECT CONTINUED

STRONG PROFITABILITY

SEATTLE—(Aug. 2, 2006)—

Highlights

•	Reported second-quarter net income of $199.7 million

•	Initiated expense savings activity to target a $75 million run-rate reduction by end of 2006

•	Repurchased 3.7 million shares, or three percent of outstanding shares of common stock

Summary Financial Results, after tax (In millions except per-share data)	3 Months Ended June 30		6 Months Ended June 30
	2006	2005	2006	2005
Net Income	$199.7	$187.3	$407.9	$399.3
Gains on Sale of Real Estate	$21.3	$—	$21.3	$—
Net Realized Investment Gains (Losses)	$(24.8)	$9.2	$(15.0)	$31.2
*Operating Earnings	$203.2	$178.1	$401.6	$368.1

Net Income Per Diluted Share of Common Stock	$1.68	$1.46	$3.37	$3.11

Weighted Average Shares Outstanding (Diluted)	119.0	128.7	121.0	128.4

*	Operating Earnings is Net Income excluding Gains on Sale of Real Estate and Net Realized Investment Gains (Losses). Measures used in this news release that are not based on U.S. generally accepted accounting principles (GAAP) are defined and reconciled to the most directly comparable GAAP measure in our Form 8-K available through the SEC and online at http://www.safeco.com/irsupplements.

Safeco (NASDAQ: SAFC) today reported strong second-quarter results, reflecting consistent, profitable underwriting performance across all major lines of business.

The company produced net income for second-quarter 2006 of $199.7 million, or $1.68 per diluted share. This compares with net income of $187.3 million, or $1.46 per diluted share, for the same quarter last year.

Operating earnings, which exclude gains of $21.3 million on the sale of real estate and net realized investment losses of $24.8 million, were $203.2 million for the quarter, compared with $178.1 million in the prior-year period – an increase of 14 percent.

After-tax net realized investment losses for the quarter were $24.8 million, compared with net realized investment gains of $9.2 million in the same period of 2005.

“Consistent profitability is the keynote of Safeco,” said Paula Rosput Reynolds, Safeco president and chief executive officer. “But the deeper message this quarter is that we have taken the foundational steps to govern process improvement and our technology investments, and we have launched our innovation program. These efforts, combined with continued underwriting discipline and aggressive capital management, are intended to provide investors in Safeco with top-tier ROE on an ongoing basis.”

Safeco’s overall property and casualty (P&C) combined ratio was 86.7 for the quarter versus 89.1 in the same quarter last year. (Combined ratio is the percentage of each premium dollar spent on claims and expenses – the lower the ratio, the better the performance.)

Pretax catastrophe losses for the second quarter were $60.7 million, compared with $13.1 million a year ago. This difference reflects minimal catastrophe activity in the second quarter of last year.

Safeco’s annualized return on equity (ROE) for the second quarter was 20.1 percent. Annualized operating ROE – measured using operating earnings and excluding from equity unrealized gains or losses on bonds – was 20.6 percent for the quarter.

Total revenues in the second quarter were $1.54 billion, compared with $1.59 billion in 2005. Operating revenues, which exclude net realized investment gains or losses and real estate sale gains, were $1.54 billion for the quarter, compared with $1.58 billion during the same period in 2005.

P&C net written premiums were $1.46 billion for the second quarter, a 2.8 percent decrease from the year-ago period. P&C net written premiums included written premiums from Safeco’s lender-placed property business which it sold in April 2006. The net written premiums related to this business were $28.9 million for the second quarter, compared with $35.8 million a year ago, impacting the second-quarter net written premium decrease by 0.4 percent. P&C net earned premiums were $1.41 billion for the quarter, a 2.9 percent decrease compared with the prior year.

P&C pretax net investment income for the quarter was $117.8 million, an increase of 4.0 percent compared with the same period last year. P&C after-tax net investment income was $90.0 million, an increase of 8.3 percent compared with year-ago levels.

Expense Savings to Foster Future Competitiveness

During the quarter, Safeco initiated expense-savings activities as part of its previously stated goal of becoming a low-cost insurance provider. The company expects to achieve savings of $75 million in its expense run rate by the end of 2006. Greater expense reduction will occur in 2007, also targeted to improve Safeco’s competitive position in the marketplace.

“This is the first iteration of our ongoing work to improve our competitive positioning,” said Reynolds. “Even as we drive costs out of our operations, we’re taking steps to enhance the partnership we have with our independent agents—who are among the very best in the industry. Looking longer term, we’re also stepping up the pace of innovation companywide, to bring our agents and policyholders new insurance products and services that will deliver consistent returns in future years.”

Safeco Personal Insurance

Safeco Auto reported a quarterly pretax underwriting profit of $62.0 million, compared with $39.6 million in the same period last year. Auto’s combined ratio was 90.9 in the quarter, compared with 94.4 a year ago. Second-quarter 2006 results include $25.6 million of favorable prior-year reserve development due to lower-than-expected bodily injury severity. Pretax catastrophe losses for the quarter were $12.7 million, compared with $4.5 million last year.

Auto net written premiums declined 5.6 percent in the quarter compared with the second-quarter 2005. Policies in force (PIF) decreased 3.3 percent in the second quarter from year-ago levels, though Preferred Auto PIF was down only 0.5 percent. Reflecting competitive market conditions, new-business policies decreased 31.3 percent compared with the same quarter in 2005, and retention was slightly lower.

In the quarter, Safeco rolled out its new, redesigned auto policy, called the Safeco Optimum Package™. The new policy includes a series of additional coverages customers can select to create a personalized policy that best matches their needs. The new auto policy is currently available in 14 states and will be rolled out to 44 states by year-end.

Safeco Property, which includes homeowners, landlord protection and related coverages, produced a quarterly pretax underwriting profit of $32.3 million, compared with $72.5 million in the same period a year ago. Property’s combined ratio was 85.8 in the quarter, compared with 68.2 in the same quarter of 2005. The second-quarter 2006 results included $38.3 million in pretax catastrophe losses, compared with $5.6 million a year ago.

Property net written premiums increased 1.1 percent in the quarter compared with a year ago while PIF was down 0.5 percent from prior-year levels. Excluding Florida, where Safeco is concluding its exit of the personal property market, PIF was up 0.6 percent.

New-business policies increased 3.1 percent compared with the same period last year, and retention was steady.

Safeco Business Insurance

Safeco Business Insurance (SBI) reported a pretax underwriting profit of $84.8 million in the second quarter, compared with $54.2 million for the same period in 2005. The second-quarter combined ratio was 79.1, compared with 87.3 a year ago.

SBI Regular – Safeco’s core commercial line serving small- to mid-sized businesses – reported a pretax underwriting profit of $58.9 million in the quarter, compared with $47.4 million for the same period last year. The SBI Regular combined ratio was 81.0 in the second quarter, compared with 85.2 in the same period last year. Second-quarter 2006 results include $20.2 million in favorable prior-year reserve development due to lower-than-expected general liability frequencies. Second-quarter results also include $10.0 million in pretax catastrophe losses compared with minimal catastrophe activity in the prior-year period.

SBI Regular net written premiums during the second quarter were down slightly compared with the same period last year. SBI Regular PIF also was down 0.8 percent compared with year ago levels. New-business policies issued for the quarter decreased 2.4 percent compared with the same quarter last year, and the retention rate of existing customers decreased.

SBI Regular net written premiums were up 5.7 percent in the business product lines delivered over the Safeco Now® automated underwriting platform.

“We’re pleased with the growth we’ve achieved in our small-commercial product. We will build on our commercial lines success and overlay this framework – a combination of innovative product, competitive rates and strong agent relationships – to our personal lines business,” said Mike Hughes, Safeco executive vice president of Insurance Operations.

Safeco’s Special Accounts Facility (SAF), which writes selected large-commercial accounts and three specialty commercial programs, reported a pretax underwriting profit of $25.9 million in the quarter. This compares with a $6.8 million pretax underwriting profit in last year’s second quarter. SAF’s combined ratio was 73.0 in the period, compared with 93.8 last year. Second-quarter 2006 results include $17.8 million in favorable prior-year reserve development due to lower-than-expected general liability frequencies.

Surety

Safeco Surety reported a pretax underwriting profit of $22.0 million in the quarter, compared with $7.9 million for the same period in 2005. Surety’s combined ratio was 68.8 for the second quarter, compared with 87.6 a year ago. Second-quarter net written premiums grew 11.9 percent compared with the same period last year. This growth reflects the vigor in construction markets and the overall higher cost of construction projects undertaken by Surety’s customers.

P&C Other

The P&C Other segment, which includes results from operations that Safeco has exited or placed in runoff, had a pretax underwriting loss of $19.1 million in the second quarter, compared with an underwriting loss of $21.9 million in the same quarter of 2005. The losses largely reflect prior-year reserve development for general liability claims.

Corporate and Capital Management

On May 31, 2006, Safeco completed the sale of its Redmond office campus and recognized a pretax gain of $32.8 million ($21.3 million after tax). As previously announced, Safeco will be relocating its corporate headquarters to leased space in downtown Seattle. As a result, the company intends to sell its current home office building complex in the second half of 2006.

During second-quarter 2006, Safeco repurchased 3.7 million shares, or three percent, of its outstanding common stock at an average price of $55.59 per share, for a total cost of $205.5 million.

“We are managing and deploying our capital and resources for the benefit of shareholders and at the same time investing in the business,” said Reynolds. In 2006, Safeco has repurchased 8.9 million shares, or seven percent, of its outstanding shares at a total cost of $475.7 million, and in May increased its dividend 20%.

Additional Financial Information Available

Safeco uses both GAAP and non-GAAP financial measures to track the performance of its operations. The definition of each non-GAAP measure and reconciliation to the most directly comparable GAAP measure are included in Safeco’s Form 8-K that will be furnished to the U.S. Securities and Exchange Commission today.

The Form 8-K will include this news release and Safeco’s summary financial results, consolidated statements of income and balance sheets in the company’s second-quarter financial supplement.

Safeco’s second-quarter press release, financial supplement and Form 8-K are available online at http://www.safeco.com/irsupplements.

Management Reviews Results on Webcast

Safeco’s senior management team will discuss the company’s second-quarter performance with analysts today at 10 a.m., Eastern Time (7 a.m., Pacific Time). The conference call will be broadcast live on the Internet at http://www.safeco.com/irwebcast and archived later in the day for replay.

Safeco, in business since 1923, is a Fortune 500 property and casualty insurance company based in Seattle. The company sells insurance to drivers, home owners and owners of small- and mid-sized businesses principally through a national network of independent agents and brokers.

More information about Safeco can be found at www.safeco.com.

###

FORWARD-LOOKING INFORMATION CONTAINED IN THIS

NEWS RELEASE IS SUBJECT TO RISK AND UNCERTAINTY

Forward-looking information contained in this release is subject to risk and uncertainty. Information contained in this release that relates to Safeco’s anticipated financial performance, business prospects and plans, and similar matters are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical information are forward-looking. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this release, including changes in general economic and business conditions in the insurance industry, and changes in our business strategies. Additional information on factors that may impact these forward-looking statements can be found in Item 1A “Risk Factors” in our 2005 Annual Report on Form 10-K.

Financial Supplement

Second Quarter, 2006

On January 1, we made minor revisions to our segments, which are more reflective of how these segments are managed. Our Asbestos and Environmental results, previously in SBI Regular and SBI Special Accounts Facility, are now included in P&C Other. P&C Other includes results for large commercial business accounts and commercial specialty programs in runoff, and other product lines that we have exited. All prior periods have been restated to reflect the revised presentation.

This report is for informational purposes only. The financial statements and financial exhibits included in this supplement are unaudited. These financial statements and financial exhibits should be read in conjunction with the financial statements filed with the Securities and Exchange Commission in the Company’s quarterly 10-Q and annual 10-K filings.

Neal Fuller

Vice President – Finance & Treasurer

206-545-5537

neaful@safeco.com

Karin G. Van Vleet

Director, Investor Relations

206-925-1382

karinv@safeco.com

Safeco Corporation – August 2, 2006 – Page SS-1

Financial Measures Used by Safeco

(Amounts are in millions, except ratio and per share information.)

How We Report Our Results

Property & Casualty (P&C) businesses include the following segments:

Safeco Personal Insurance (SPI)

Auto

Property

Specialty

Safeco Business Insurance (SBI)

SBI Regular

SBI Special Accounts Facility

Surety

P&C Other

Corporate includes all other activities, primarily the financing of our business activities.

Certain reclassifications have been made to the prior-year amounts to conform to the current-year presentation.

In addition to financial measures presented in the consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), we also use certain non-GAAP financial measures to analyze and report our financial results. Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations. These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide tables that reconcile the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Operating Revenues

Operating revenues is a non-GAAP financial measure used by management to analyze the revenues of our operations. It excludes net realized investment gains (losses) that can fluctuate significantly and distort a comparison between periods. It also excludes gains on real estate sales. The following table provides a reconciliation of operating revenues to revenues, the most directly comparable GAAP measure.

	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005
Total Revenues	$1,536.0	$1,590.7	$3,097.5	$3,171.2
Net Realized Investment (Gains) Losses	37.2	(13.8)	22.3	(47.3)
Gain on Sales of Real Estate	(32.8)	—	(32.8)	—

Operating Revenues	$1,540.4	$1,576.9	$3,087.0	$3,123.9

Safeco Corporation – August 2, 2006 – Page SS-2

Operating Earnings

Operating Earnings is a non-GAAP financial measure that we use to assess the profitability of our operations. In the determination of Operating Earnings, we exclude net realized investment gains (losses) and gains on real estate sales from Net Income. Net realized investment gains (losses) can fluctuate significantly and distort a comparison between periods. The following table reconciles Operating Earnings to Net Income, the most directly comparable GAAP measure.

	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005
Net Income	$199.7	$187.3	$407.9	$399.3
Net Realized Investment (Gains) Losses, Net of Taxes	24.8	(9.2)	15.0	(31.2)
Gain on Sales of Real Estate, Net of Taxes	(21.3)	—	(21.3)	—

Operating Earnings	$203.2	$178.1	$401.6	$368.1

Operating Return on Equity

Operating Return on Equity is a ratio we calculate using non-GAAP measures. It is calculated by dividing the annualized operating earnings (see calculation below) for the most recent quarter by the average shareholders’ equity for the quarter using a simple average of the beginning and ending balances for the quarter, excluding from equity after-tax unrealized investment gains on fixed maturities. This ratio provides management with an additional measure to evaluate our results excluding the unrealized changes in the valuation of our fixed maturities portfolio that can fluctuate between periods. The following table reconciles operating return on equity to return on equity, the most directly comparable GAAP measure.

	Three Months Ended June 30		Six Months Ended June 30
(ANNUALIZED)	2006	2005	2006	2005
Net Income	$199.7	$187.3	$407.9	$399.3
Average Shareholders’ Equity	3,973.3	4,109.2	4,034.7	4,074.8
Return on Equity Based on Annualized Net Income	20.1%	18.2%	20.2%	19.6%

Operating Earnings	$203.2	$178.1	$401.6	$368.1

Average Shareholders’ Equity	$3,973.3	$4,109.2	$4,034.7	$4,074.8
Unrealized Fixed Maturities Investment Gains, Net of Taxes	23.5	169.7	55.2	215.9

Adjusted Average Shareholders’ Equity	$3,949.8	$3,939.5	$3,979.5	$3,858.9
Operating Return on Equity	20.6%	18.1%	20.2%	19.1%

Safeco Corporation – August 2, 2006 – Page SS-3

Net Written Premiums

Net written premiums are a non-GAAP measure representing the amount of premium charged for policies issued with effective dates during the period. Premiums are reflected as revenue in the Consolidated Statements of Income as they are earned over the underlying policy period. Net written premiums applicable to the unexpired term of a policy are recorded as unearned premiums on our Consolidated Balance Sheets. We view net written premiums as a measure of business production for the period under review and as a leading indicator of net earned premiums. The following table reconciles net written premiums to net earned premiums, the most directly comparable GAAP measure on our Consolidated Statements of Income.

	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005
Net Earned Premiums	$1,414.8	$1,456.9	$2,836.7	$2,885.3
Change in Unearned Premiums	45.0	44.5	41.2	51.6

Net Written Premiums	$1,459.8	$1,501.4	$2,877.9	$2,936.9

Underwriting Profit and Combined Ratios

Underwriting profit is our net earned premiums less our losses from claims, loss adjustment expenses and underwriting expenses on a pretax basis. We view underwriting profit as a critical measure to assess the underwriting effectiveness of our operations and to evaluate the results of our business units. Our investment portfolio is managed separately from our underwriting activities and, therefore, net investment income and net realized investment gains (losses) are discussed separately. The following table reconciles underwriting profit to Income before Income Taxes, the most directly comparable GAAP measure on our Consolidated Statements of Income. Combined ratios are a standard industry measure of underwriting performance and are calculated as losses and expenses expressed as a percentage of net earned premiums.

	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005
Income before Income Taxes	$286.1	$274.7	$590.2	$572.3
Net Realized Investment (Gains) Losses	37.2	(13.8)	22.3	(47.3)
Corporate Results before Income Taxes	15.5	11.0	29.6	24.0
Property & Casualty Net Investment Income	(117.8)	(113.3)	(234.7)	(226.3)
Gain on Sales of Real Estate	(32.8)	—	(32.8)	—
Restructuring Charges	1.1	0.8	2.0	1.0

Underwriting Profit	$189.3	$159.4	$376.6	$323.7

Other Information in this Supplement

Frequency, severity and loss cost information is on a paid claims basis which may lag incurred.

Catastrophes are events resulting in losses greater than $500,000, involving multiple claims and policyholders.

Certain reclassifications have been made to the prior year to conform to the current-year presentation.

NM = Not Meaningful

Safeco Corporation – August 2, 2006 – Page SS-4

Safeco Corporation

Key Metrics

(In Millions Except Per Share Data)

	2ND QTR 2006	1ST QTR 2006	4TH QTR 2005	3RD QTR 2005	2ND QTR 2005	YTD 2006	YTD 2005	Change
Net Income	$199.7	$208.2	$190.7	$101.1	$187.3	$407.9	$399.3	2%
Net Income Per Share	1.68	1.69	1.53	0.80	1.46	3.37	3.11	8%
Net Income Return on Equity annualized	20.1%	20.5%	18.8%	9.8%	18.2%	20.2%	19.6%	0.6
Net Realized Investment Gains (Losses), after tax	$(24.8)	$9.8	$6.4	$5.9	$9.2	$(15.0)	$31.2	-148%
Operating Earnings, after tax	203.2	198.4	184.3	97.8	178.1	401.6	368.1	9%
Operating Earnings Per Share	1.71	1.61	1.48	0.77	1.38	3.32	2.86	16%
Operating Return on Equity (Pre-FAS 115) annualized	20.6%	19.9%	18.7%	9.9%	18.1%	20.2%	19.1%	1.1
Operating Return on Equity annualized	20.5%	19.5%	18.1%	9.5%	17.3%	19.9%	18.1%	1.8
Operating Revenues	$1,540.4	$1,546.6	$1,585.1	$1,581.7	$1,576.9	$3,087.0	$3,123.9	-1%
% Chg Prior Year Same Qtr	-2.3%	0.0%	2.1%	4.3%	7.2%
Property & Casualty
Combined Ratio	86.7%	86.9%	89.1%	97.5%	89.1%	86.8%	88.8%	-2.0
Impact of Catastrophes	4.3%	2.5%	3.8%	11.4%	0.9%	3.4%	1.3%	2.1
Net Written Premiums	$1,459.8	$1,418.1	$1,382.5	$1,482.7	$1,501.4	$2,877.9	$2,936.9	-2%
% Chg Prior Year Same Qtr	-2.8%	-1.2%	-0.8%	1.2%	3.1%
Net Earned Premiums	$1,414.8	$1,421.9	$1,459.9	$1,460.2	$1,456.9	$2,836.7	$2,885.3	-2%
% Chg Prior Year Same Qtr	-2.9%	-0.5%	1.6%	4.2%	7.8%
Book Value Per Share	$33.91	$33.57	$33.38	$32.31	$33.09	$33.91	$33.09	3%
% Chg Prior Year Same Qtr	2.5%	7.1%	8.1%	10.0%	-9.0%
Book Value Per Share (Pre-FAS 115)	$33.87	$33.22	$32.52	$31.32	$31.42	$33.87	$31.42	8%
% Chg Prior Year Same Qtr	7.8%	9.5%	11.5%	14.0%	4.0%

Safeco Corporation - August 2, 2006 - Page SS-5

Safeco Corporation

Consolidated Statements of Income

(In Millions Except Per Share Data)

	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
REVENUES
Net Earned Premiums	$1,414.8	$1,456.9	$2,836.7	$2,885.3
Net Investment Income	125.5	119.9	250.2	238.5
Net Realized Investment Gains (Losses)	(37.2)	13.8	(22.3)	47.3
Gain on Sales of Real Estate	32.8	—	32.8	—
Other Revenues	0.1	0.1	0.1	0.1

Total Revenues	1,536.0	1,590.7	3,097.5	3,171.2

EXPENSES
Losses and Loss Adjustment Expenses	803.5	881.6	1,640.8	1,748.2
Amortization of Deferred Policy Acquisition Costs	227.4	239.7	463.5	483.2
Other Underwriting and Operating Expenses	195.0	171.9	355.3	323.1
Interest Expense	22.9	22.0	45.7	43.4
Restructuring Charges	1.1	0.8	2.0	1.0

Total Expenses	1,249.9	1,316.0	2,507.3	2,598.9

Income before Income Taxes	286.1	274.7	590.2	572.3

Provision (Benefit) for Income Taxes on:
Income before Net Realized Investment Gains (Losses)	98.8	82.8	189.6	156.9
Net Realized Investment Gains (Losses)	(12.4)	4.6	(7.3)	16.1

Total Provision for Income Taxes	86.4	87.4	182.3	173.0

Net Income	$199.7	$187.3	$407.9	$399.3

INCOME PER SHARE OF COMMON STOCK
Net Income Per Share of Common Stock - Diluted	$1.68	$1.46	$3.37	$3.11

Net Income Per Share of Common Stock - Basic	$1.69	$1.47	$3.39	$3.13

Dividends Declared	$0.30	$0.25	$0.55	$0.47

Average Number of Shares Outstanding During the Period:
Diluted	119.0	128.7	121.0	128.4
Basic	118.4	127.6	120.3	127.4

Safeco Corporation - August 2, 2006 - Page SS-6

Safeco Corporation

Consolidated Balance Sheets

(In Millions)

	June 30 2006	December 31 2005
	(Unaudited)
ASSETS
Investments
Available-for-Sale Securities:
Fixed Maturities, at Fair Value
(Cost or amortized cost: $9,011.9; $9,199.1)	$9,018.9	$9,361.9
Marketable Equity Securities, at Fair Value
(Cost: $862.3; $737.7)	1,238.9	1,123.5
Other Invested Assets	11.4	10.7

Total Investments*	10,269.2	10,496.1
Cash and Cash Equivalents	545.8	556.3
Accrued Investment Income	128.0	131.4
Premiums and Service Fees Receivable	1,115.5	1,084.7
Deferred Policy Acquisition Costs	381.1	376.4
Reinsurance Recoverables	417.4	447.0
Property and Equipment for Company Use (At cost less accumulated depreciation: $264.0; $307.6)	143.6	323.1
Property and Equipment Held for Sale (At cost less accumulated depreciation: $40.7; $41.8)	27.1	35.1
Current Income Taxes Recoverable	18.5	51.7
Net Deferred Income Tax Assets	305.4	280.4
Other Assets	134.1	130.2
Securities Lending Collateral	852.6	974.6

Total Assets	$14,338.3	$14,887.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
Loss and Loss Adjustment Expense Reserves	$5,199.1	$5,358.2
Unearned Premiums	2,184.0	2,139.8
Debt **	1,274.7	1,307.0
Other Liabilities	883.1	982.8
Securities Lending Payable	852.6	974.6

Total Liabilities	10,393.5	10,762.4

Commitments and Contingencies	—	—

Preferred Stock, No Par Value
Shares Authorized: 10.0
Shares Issued and Outstanding: None	—	—
Common Stock, No Par Value
Shares Authorized: 300.0
Shares Reserved for Stock Awards: 5.7; 7.5
Shares Issued and Outstanding: 116.3; 123.6	19.7	434.8
Retained Earnings	3,675.5	3,333.0
Accumulated Other Comprehensive Income, Net of Taxes	249.6	356.8

Total Shareholders’ Equity	3,944.8	4,124.6

Total Liabilities and Shareholders’ Equity	$14,338.3	$14,887.0

*	See Investment Portfolio (SS-16) for more detail.
**	See Capitalization (SS-17) for more detail.

Safeco Corporation - August 2, 2006 - Page SS-7

Safeco Corporation

Income Summary

(In Millions)

	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
Income Before Income Taxes
Property & Casualty
Underwriting Profit	$189.3	$159.4	$376.6	$323.7
Net Investment Income	117.8	113.3	234.7	226.3
Restructuring Charges	(1.1)	(0.8)	(2.0)	(1.0)

Total Property & Casualty	306.0	271.9	609.3	549.0
Corporate	(15.5)	(11.0)	(29.6)	(24.0)

Total	290.5	260.9	579.7	525.0
Gain on Sales of Real Estate	32.8	—	32.8	—
Net Realized Investment Gains (Losses)	(37.2)	13.8	(22.3)	47.3

Total Income Before Income Taxes	$286.1	$274.7	$590.2	$572.3

Total Provision for Income Taxes	$86.4	$87.4	$182.3	$173.0

After-Tax Income
Property & Casualty
Underwriting Profit	$122.4	$102.1	$241.2	$216.6
Net Investment Income	90.0	83.1	178.4	166.4
Restructuring Charges	(0.7)	(0.6)	(1.3)	(0.7)

Total Property & Casualty	211.7	184.6	418.3	382.3
Corporate	(8.5)	(6.5)	(16.7)	(14.2)

Total	203.2	178.1	401.6	368.1
Gain on Sales of Real Estate	21.3	—	21.3	—
Net Realized Investment Gains (Losses)	(24.8)	9.2	(15.0)	31.2

Net Income	$199.7	$187.3	$407.9	$399.3

Safeco Corporation - August 2, 2006 - Page SS-8

Safeco Property & Casualty

Underwriting Profit (Loss) and Combined Ratios

(In Millions except ratios)

Net U/W Profit (Loss)	2ND QTR 2006	1ST QTR 2006	4TH QTR 2005	3RD QTR 2005	2ND QTR 2005	YTD 2006	YTD 2005
Safeco Personal Insurance
Auto	$62.0	$53.5	$18.6	$51.3	$39.6	$115.5	$69.7
Property	32.3	46.2	52.5	17.2	72.5	78.5	128.5
Specialty	7.3	11.2	(0.8)	(8.1)	7.1	18.5	15.8

Total SPI	101.6	110.9	70.3	60.4	119.2	212.5	214.0

Safeco Business Insurance
SBI Regular	58.9	38.1	47.9	0.9	47.4	97.0	95.9
SBI Special Accounts Facility	25.9	17.6	36.0	(20.4)	6.8	43.5	17.0

Total SBI	84.8	55.7	83.9	(19.5)	54.2	140.5	112.9

Surety	22.0	24.3	18.6	13.7	7.9	46.3	22.7
P&C Other*	(19.1)	(3.6)	(13.3)	(18.6)	(21.9)	(22.7)	(25.9)

Total Property & Casualty	$189.3	$187.3	$159.5	$36.0	$159.4	$376.6	$323.7

Net Combined Ratios (GAAP)

Safeco Personal Insurance
Auto	90.9%	92.2%	97.3%	92.8%	94.4%	91.6%	95.0%
Property	85.8	79.3	77.3	92.4	68.2	82.5	71.8
Specialty	72.1	54.6	103.5	132.0	70.2	63.6	66.4

Total SPI	89.2	88.1	92.7	93.8	87.6	88.6	88.8

Safeco Business Insurance
SBI Regular	81.0	87.7	85.0	99.7	85.2	84.3	84.9
SBI Special Accounts Facility	73.0	83.6	67.8	119.4	93.8	78.6	92.1

Total SBI	79.1	86.6	80.5	104.6	87.3	82.9	86.7

Surety	68.8	66.2	73.8	79.5	87.6	67.5	81.5
P&C Other*	NM	NM	NM	NM	NM	NM	NM

Total Property & Casualty	86.7%	86.9%	89.1%	97.5%	89.1%	86.8%	88.8%

*	P&C Other includes results for large commercial business accounts and commercial specialty programs in runoff and other product lines that we have exited.

Safeco Corporation - August 2, 2006 - Page SS-9

Safeco Property & Casualty

Net Written Premiums

(In Millions)

	2ND QTR 2006	1ST QTR 2006	4TH QTR 2005	3RD QTR 2005	2ND QTR 2005	YTD 2006	YTD 2005
Net Written Premiums

Safeco Personal Insurance
Auto	$662.4	$698.9	$673.3	$719.5	$701.7	$1,361.3	$1,427.2
Property	248.3	192.5	220.8	244.7	245.5	440.8	442.7
Specialty	33.6	23.9	21.3	27.3	30.2	57.5	52.7

Total SPI	944.3	915.3	915.4	991.5	977.4	1,859.6	1,922.6

Safeco Business Insurance
SBI Regular	337.9	314.4	289.0	309.2	340.7	652.3	664.8
SBI Special Accounts Facility	92.4	110.2	110.0	106.9	101.3	202.6	206.8

Total SBI	430.3	424.6	399.0	416.1	442.0	854.9	871.6

Surety	84.5	78.2	68.0	75.2	75.5	162.7	135.2
P&C Other	0.7	—	0.1	(0.1)	6.5	0.7	7.5

Total Property & Casualty	$1,459.8	$1,418.1	$1,382.5	$1,482.7	$1,501.4	$2,877.9	$2,936.9

	Percent Change Over Prior Year Same Quarter					Percent Change YTD
Net Written Premiums (Percent Change)

Safeco Personal Insurance
Auto	-5.6%	-3.7%	-1.4%	2.2%	6.7%	-4.6%	8.2%
Property	1.1	-2.4	0.7	-1.7	-3.0	-0.4	-1.6
Specialty	11.3	6.2	7.6	9.2	6.3	9.1	8.4

Total SPI	-3.4	-3.2	-0.7	1.4	4.1	-3.3	5.8

Safeco Business Insurance
SBI Regular	-0.8	-3.0	-5.1	0.5	2.2	-1.9	2.9
SBI Special Accounts Facility *	-8.8	4.5	3.2	-7.4	-5.9	-2.0	-8.3

Total SBI	-2.6	-1.2	-2.9	-1.7	0.2	-1.9	-0.0

Surety	11.9	31.0	16.6	17.3	25.2	20.3	24.0
P&C Other	NM	NM	NM	NM	NM	NM	NM

Total Property & Casualty *	-2.8%	-1.2%	-0.8%	1.2%	3.1%	-2.0%	4.4%

Certain reclassifications have been made to the prior periods to conform to the current-period presentation.

*	Excluding the impact of SFIS from both periods, the percent change (over prior year) for 2nd quarter 2006 net written premiums was -2.9% for Special Accounts Facility and -2.4% for Total Property & Casualty

Safeco Corporation - August 2, 2006 - Page SS-10

Safeco Property & Casualty

Net Earned Premiums

(In Millions)

	2ND QTR 2006	1ST QTR 2006	4TH QTR 2005	3RD QTR 2005	2ND QTR 2005	YTD 2006	YTD 2005
Net Earned Premiums

Safeco Personal Insurance
Auto	$684.0	$686.0	$701.3	$715.0	$710.4	$1,370.0	$1,404.1
Property	226.8	222.9	231.3	226.5	227.7	449.7	455.5
Specialty	25.9	24.8	25.6	25.3	24.1	50.7	47.2
Total SPI	936.7	933.7	958.2	966.8	962.2	1,870.4	1,906.8
Safeco Business Insurance
SBI Regular	310.4	309.1	318.0	321.3	319.1	619.5	632.9
SBI Special Accounts Facility	95.9	107.4	111.8	105.2	109.0	203.3	214.9
Total SBI	406.3	416.5	429.8	426.5	428.1	822.8	847.8
Surety	70.6	71.8	71.1	67.0	63.4	142.4	122.8
P&C Other	1.2	(0.1)	0.8	(0.1)	3.2	1.1	7.9
Total Property & Casualty	$1,414.8	$1,421.9	$1,459.9	$1,460.2	$1,456.9	$2,836.7	$2,885.3

	Percent Change Over Prior Year Same Quarter					Percent Change YTD
Net Earned Premiums (Percent Change)

Safeco Personal Insurance
Auto	-3.7%	-1.1%	1.0%	6.7%	10.4%	-2.4%	11.1%
Property	-0.4	-2.2	-0.6	-2.4	0.1	-1.3	-0.0
Specialty	7.5	7.4	8.9	8.1	9.0	7.4	9.0
Total SPI	-2.7	-1.2	0.8	4.4	7.7	-1.9	8.2
Safeco Business Insurance
SBI Regular	-2.7	-1.5	0.7	4.7	6.5	-2.1	5.2
SBI Special Accounts Facility *	-12.0	1.4	3.4	-4.8	0.9	-5.4	-4.4
Total SBI	-5.1	-0.8	1.4	2.2	5.1	-2.9	2.6
Surety	11.4	20.9	26.3	24.8	33.1	16.0	32.0
P&C Other	NM	NM	NM	NM	NM	NM	NM
Total Property & Casualty *	-2.9%	-0.5%	1.6%	4.2%	7.8%	-1.7%	7.2%

*	Excluding the impact of SFIS from both periods, the percent change (over prior year) for 2nd quarter 2006 net earned premiums was -7.9% for Special Accounts Facility and -2.4% for Total Property & Casualty

Safeco Corporation - August 2, 2006 - Page SS-11

Safeco Property & Casualty

Safeco Personal Insurance (SPI)

(In Millions)

	2ND QTR 2006		1ST QTR 2006		4TH QTR 2005	3RD QTR 2005	2ND QTR 2005	YTD 2006	YTD 2005
AUTO

Underwriting Profit	$62.0		$53.5		$18.6	$51.3	$39.6	$115.5	$69.7

Loss and LAE Ratio	66.8%		69.3%		73.5%	70.5%	71.5%	68.1%	72.1%
Expense Ratio	24.1		22.9		23.8	22.3	22.9	23.5	22.9
Combined Ratio	90.9%		92.2%		97.3%	92.8%	94.4%	91.6%	95.0%
Impact of Catastrophes	1.9%		1.2%		0.7%	1.7%	0.6%	1.5%	0.5%

Policies In Force (000’s)	1,773.9		1,799.5		1,813.4	1,826.4	1,834.5
% Chg Prior Year Same Qtr	-3.3%		-1.4%		0.6%	2.9%	6.0%

Loss Trends (12 mos. Rolling)

Frequency and Severity information is in Form 10-Q

Retention - Voluntary Auto	79.0%		79.1%		79.5%	79.7%	80.3%

New Business Policies (000’s)	78.6		93.7		92.6	108.2	114.4
% Chg Prior Year Same Qtr	-31.3%		-27.4%		-28.9%	-27.2%	-12.2%

Net Written Premiums	$662.4		$698.9		$673.3	$719.5	$701.7
% Chg Prior Year Same Qtr	-5.6%		-3.7%		-1.4%	2.2%	6.7%

Net Earned Premiums	$684.0		$686.0		$701.3	$715.0	$710.4
% Chg Prior Year Same Qtr	-3.7%		-1.1%		1.0%	6.7%	10.4%

PROPERTY

Underwriting Profit	$32.3		$46.2		$52.5	$17.2	$72.5	$78.5	$128.5

Loss and LAE Ratio	56.4%		51.2%		48.1%	63.9%	39.6%	53.7%	44.3%
Expense Ratio	29.4		28.1		29.2	28.5	28.6	28.8	27.5
Combined Ratio	85.8%		79.3%		77.3%	92.4%	68.2%	82.5%	71.8%
Impact of Catastrophes	16.9%		10.1%		8.3%	24.8%	2.5%	13.5%	5.5%
Impact of Non-Cat Weather	5.9%		5.1%		3.3%	4.8%	4.9%	5.5%	5.0%

Policies In Force (000’s)	1,323.9	*	1,317.2	*	1,344.2	1,344.9	1,345.5
% Chg Prior Year Same Qtr	0.6	% *	0.1	% *	-0.5%	-1.6%	-3.3%

Retention - Homeowners	85.4	% *	85.2	% *	85.2%	84.9%	84.5%

New Business Policies (000’s)	57.3		46.0		48.2	57.7	55.6
% Chg Prior Year Same Qtr	3.1%		-1.1%		27.9%	36.4%	51.9%

Net Written Premiums	$248.3		$192.5		$220.8	$244.7	$245.5
% Chg Prior Year Same Qtr	1.1%		-2.4%		0.7%	-1.7%	-3.0%

Net Earned Premiums	$226.8		$222.9		$231.3	$226.5	$227.7
% Chg Prior Year Same Qtr	-0.4%		-2.2%		-0.6%	-2.4%	0.1%

SPECIALTY

Underwriting Profit (Loss)	$7.3		$11.2		$(0.8)	$(8.1)	$7.1	$18.5	$15.8

Loss and LAE Ratio	40.4%		25.8%		74.3%	103.9%	41.0%	33.3%	38.3%
Expense Ratio	31.7		28.8		29.2	28.1	29.2	30.3	28.1
Combined Ratio	72.1%		54.6%		103.5%	132.0%	70.2%	63.6%	66.4%

Impact of Catastrophes	-0.7%		-12.0%		20.7%	14.5%	-0.5%	-6.3%	0.4%

*	Excludes Florida where Safeco is non-renewing policies. Retention ratio including Florida for the second quarter of 2006 was 84.5% and for the first quarter of 2006 was 84.9%. PIF including Florida for the second quarter of 2006 was 1,338.3 and for the first quarter of 2006 was 1,340.0.

Safeco Corporation - August 2, 2006 - Page SS-12

Safeco Property & Casualty

Safeco Business Insurance (SBI)

(In Millions)

	2ND QTR 2006	1ST QTR 2006	4TH QTR 2005	3RD QTR 2005	2ND QTR 2005	YTD 2006	YTD 2005
SAFECO BUSINESS INSURANCE

Underwriting Profit (Loss)	$84.8	$55.7	$83.9	$(19.5)	$54.2	$140.5	$112.9

Loss and LAE Ratio	42.2%	52.8%	45.5%	71.3%	51.9%	47.6%	51.9%
Expense Ratio	36.9	33.8	35.0	33.3	35.4	35.3	34.8
Combined Ratio	79.1%	86.6%	80.5%	104.6%	87.3%	82.9%	86.7%

Impact of Catastrophes	2.4%	2.0%	6.2%	21.9%	0.7%	2.2%	0.7%

SBI REGULAR

Underwriting Profit	$58.9	$38.1	$47.9	$0.9	$47.4	$97.0	$95.9

Loss and LAE Ratio	44.6%	55.3%	50.4%	67.1%	50.5%	49.9%	51.0%
Expense Ratio	36.4	32.4	34.6	32.6	34.7	34.4	33.9
Combined Ratio	81.0%	87.7%	85.0%	99.7%	85.2%	84.3%	84.9%

Impact of Catastrophes	3.2%	2.5%	0.7%	16.5%	0.1%	2.9%	0.4%

Policies In Force (000’s)	506.4	505.6	507.9	510.1	510.6
% Chg Prior Year Same Qtr	-0.8%	-0.3%	-0.6%	-0.2%	-0.2%

Retention	78.3%	79.2%	79.5%	80.2%	80.3%

New Business Policies (000’s)	28.1	25.9	23.3	26.5	28.8
% Chg Prior Year Same Qtr	-2.4%	-1.5%	-9.0%	-5.4%	-6.5%

Net Written Premiums	$337.9	$314.4	$289.0	$309.2	$340.7
% Chg Prior Year Same Qtr	-0.8%	-3.0%	-5.1%	0.5%	2.2%

Net Earned Premiums	$310.4	$309.1	$318.0	$321.3	$319.1
% Chg Prior Year Same Qtr	-2.7%	-1.5%	0.7%	4.7%	6.5%

SBI SPECIAL ACCOUNTS FACILITY

Underwriting Profit (Loss)	$25.9	$17.6	$36.0	$(20.4)	$6.8	$43.5	$17.0

Combined Ratio	73.0%	83.6%	67.8%	119.4%	93.8%	78.6%	92.1%

Impact of Catastrophes	-0.2%	0.3%	21.7%	37.8%	2.6%	0.1%	1.7%

Safeco Corporation - August 2, 2006 - Page SS-13

Safeco Property & Casualty

Surety, Other and Total

(In Millions Except Ratios)

	2ND QTR 2006	1ST QTR 2006	4TH QTR 2005	3RD QTR 2005	2ND QTR 2005	YTD 2006	YTD 2005
SURETY

Underwriting Profit	$22.0	$24.3	$18.6	$13.7	$7.9	$46.3	$22.7

Combined Ratio	68.8%	66.2%	73.8%	79.5%	87.6%	67.5%	81.5%

P&C OTHER *

Underwriting Loss	$(19.1)	$(3.6)	$(13.3)	$(18.6)	$(21.9)	$(22.7)	$(25.9)

TOTAL PROPERTY & CASUALTY

Underwriting Profit	$189.3	$187.3	$159.5	$36.0	$159.4	$376.6	$323.7

Loss and LAE Ratio	56.9%	59.0%	59.9%	69.3%	60.6%	57.9%	60.6%
Expense Ratio	29.8	27.9	29.2	28.2	28.5	28.9	28.2
Combined Ratio (CR)	86.7%	86.9%	89.1%	97.5%	89.1%	86.8%	88.8%
Impact of Catastrophes	4.3	2.5	3.8	11.4	0.9	3.4	1.3
CR excluding Catastrophes	82.4%	84.4%	85.3%	86.1%	88.2%	83.4%	87.5%

	2ND QTR 2006	1ST QTR 2006	4TH QTR 2005	3RD QTR 2005	2ND QTR 2005	YTD 2006	YTD 2005

Catastrophes

SPI - Auto	$12.7	$8.3	$4.9	$12.9	$4.5	$21.0	$6.5
SPI - Property	38.3	22.6	17.4	61.3	5.6	60.9	25.2
SPI - Specialty	(0.1)	(3.0)	5.2	3.8	—	(3.1)	0.3
Safeco Business Insurance	9.8	8.1	23.9	100.1	3.0	17.9	5.9
Total	$60.7	$36.0	$51.4	$178.1	$13.1	$96.7	$37.9

*	P&C Other includes results for large commercial business accounts and commercial specialty programs in runoff and other product lines that we have exited.

Safeco Corporation - August 2, 2006 - Page SS-14

Safeco Corporation

Productivity Measures

Metrics *	2ND QTR 2006	1ST QTR 2006	4TH QTR 2005	3RD QTR 2005	2ND QTR 2005
3 Month Average Policies-In-Force (PIF)	4,054,859	4,073,350	4,092,185	4,117,836	4,121,223
3 Month Average Full Time Equivalent Employees (FTE)	8,146	8,407	8,456	8,444	8,481
PIF / FTE	498	485	484	488	486

*	Excluding impact of SFIS, our lender placed property insurance business, which we sold on April 30, 2006.

Safeco Property & Casualty

Statutory Information

(In Millions Except Ratios)

Loss and Loss Adjustment Expense (LAE) Reserves	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005
Loss and LAE Reserves, Beginning of Period	$4,879.8	$4,830.9	$4,909.9	$4,819.2
Net Losses and LAE Incurred	795.7	881.6	1,632.1	1,748.1
Net Losses and LAE Paid	(898.5)	(874.6)	(1,765.0)	(1,729.4)
Loss and LAE Reserves, End of Period	$4,777.0	$4,837.9	$4,777.0	$4,837.9

P&C Balance Sheet	2ND QTR 2006		1ST QTR 2006	4TH QTR 2005	3RD QTR 2005	2ND QTR 2005
Total Capital and Surplus	$3,790.7	*	$3,789.9	$3,691.9	$3,619.6	$3,699.3
Ratio of Net Written Premiums (Annualized) to Total Capital and Surplus	1.52	*	1.50	1.57	1.63	1.59

*	Estimated

Safeco Corporation - August 2, 2006 - Page SS-15

Safeco Corporation

Investment Portfolio

(In Millions)

Investment Portfolio (Market Value)	6/30/2006%			12/31/2005%

Fixed Maturities - Taxable	$5,459.1	53.2		$6,352.8	60.5
Fixed Maturities - Nontaxable	3,559.8	34.7		3,009.1	28.7
Marketable Equity Securities	1,238.9	12.0		1,123.5	10.7

Total Fixed Maturities & Marketable Equity Securities	10,257.8	99.9		10,485.4	99.9
Other Invested Assets	11.4	0.1		10.7	0.1

Total Investment Portfolio	$10,269.2	100.0		$10,496.1	100.0

Rating (Market Value) - Fixed Maturities	6/30/2006			12/31/2005

AAA	50.5%			46.6%
AA	13.9			12.6
A	22.4			26.0
BBB	11.8			12.8

Total Investment Grade	98.6			98.0

BB or lower	0.6			1.1
Not Rated	0.8			0.9

Total Below Investment Grade	1.4			2.0

Total	100.0%			100.0%

Average Rating	A+			A+

	6/30/2006	3/31/2006	12/31/2005	9/30/2005	6/30/2005
P&C Pretax Investment Income	$117.8	$116.9	$119.0	$115.3	$113.3
Tax Rate on P&C Investment Income	23.60%	24.36%	25.54%	26.30%	26.66%
Pretax Investment Income	$125.5	$124.7	$125.2	$121.4	$119.9
Tax Rate on Investment Income	24.18%	24.91%	25.94%	26.71%	27.14%

Fixed Maturities at Cost	$9,011.9	$9,137.5	$9,199.1	$9,188.0	$9,277.9
Fixed Maturities at Market	9,018.9	9,202.7	9,361.9	9,377.5	9,605.7
Marketable Equity Securities at Cost	862.3	800.3	737.7	731.5	717.5
Marketable Equity Securities at Market	1,238.9	1,194.4	1,123.5	1,126.7	1,113.4

Total Cost	$9,885.6	$9,949.3	$9,947.5	$9,929.1	$10,004.2
Total Market	$10,269.2	$10,408.6	$10,496.1	$10,513.8	$10,727.9
% Fixed Maturities - Taxable (at market)	53.2%	56.7%	60.5%	64.0%	67.3%
% Fixed Maturities - Nontaxable (at market)	34.7%	31.7%	28.7%	25.2%	22.2%
% Marketable Equity Securities (at market)	12.0%	11.5%	10.7%	10.7%	10.4%
% Other	0.1%	0.1%	0.1%	0.1%	0.1%

P&C Market YTM on Fixed Maturities Portfolio	5.36%	5.14%	4.85%	4.71%	4.35%
P&C Book YTM on Fixed Maturities Portfolio	5.13%	5.05%	5.02%	4.96%	5.00%
P&C Duration of Fixed Maturities Portfolio	4.63 *	4.94	4.75	4.64	4.44

*	Beginning in the second quarter of 2006, we have refined our effective duration calculation to represent our current fixed maturities portfolio, reflecting municipal bond yield volatility that is less than that of taxable bonds. The duration under the prior calculation was 5.30 at June 30, 2006.

Net Realized Investment Gains (Losses) (After Tax)	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005

Gains on Securities Transactions	$5.2	$9.6	$20.7	$32.6
Impairments	(26.1)	(0.5)	(32.0)	(1.5)
Other	(3.9)	0.1	(3.7)	0.1

Net Realized Investment Gains (Losses)	$(24.8)	$9.2	$(15.0)	$31.2

Safeco Corporation - August 2, 2006 - Page SS-16

Safeco Corporation

Capitalization

(In Millions)

	06/30/2006	12/31/2005	12/31/2004
Short-Term Debt
$300 million back up line of credit (unused)	$—	$—	$—

Long-Term Debt
6.875%, due 7/15/07 (non callable)	200.0	200.0	200.0
4.20%, due 2/1/08 (non callable)	200.0	200.0	200.0
4.875%, due 2/1/10 (non callable)	300.0	300.0	300.0
7.25%, due 9/1/12 (non callable) *	204.1	204.1	230.0
8.072% debentures due 2037 ** (Callable at 104 in 2007)	370.6	402.9	402.9

Total Debt	$1,274.7	$1,307.0	$1,332.9
Equity	$3,944.8	$4,124.6	$3,920.9
Total Capital (Debt + Equity)	$5,219.5	$5,431.6	$5,253.8
Debt to Capital	24.4%	24.1%	25.4%
Adjusted Debt*** to Capital	23.0%	22.6%	23.8%
Debt to Equity	32.3%	31.7%	34.0%

Debt to Capital (excluding FAS 115)	24.4%	24.5%	26.5%
Adjusted Debt*** to Capital (excluding FAS 115)	23.0%	23.0%	24.9%
Debt to Equity (excluding FAS 115)	32.4%	32.5%	36.0%

*	Reflects the repurchase of $25.9 of debt in August 2005.
**	Reflects the repurchase of $15.0 of debt in February 2006 and $17.3 of debt in May 2006.
***	20% equity credit for 8.072% debentures due 2037

Safeco Corporation- August 2, 2006 - Page SS-17